Exhibit 99.1

For more information, contact:

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

WEST COAST BANCORP REPORTS 2008 FIRST QUARTER EARNINGS

*	DILUTED EARNINGS PER SHARE OF $.13 DECLINED FROM $.49 IN THE FIRST QUARTER OF 2007.
*	INTEREST REVERSALS ON TWO-STEP RESIDENTIAL CONSTRUCTION LOANS REDUCED FIRST QUARTER NET INTEREST INCOME AND NET INTEREST MARGIN BY $4.2 MILLION AND 69 BASIS POINTS RESPECTIVELY.
*	THE PROVISION FOR CREDIT LOSSES RELATING TO COMMERCIAL LENDING AND NON TWO-STEP RESIDENTIAL CONSTRUCTION LENDING INCREASED COMPARED TO THE FIRST QUARTER OF 2007.
*	STRONG GROWTH IN PAYMENT SYSTEM AND DEPOSIT SERVICE CHARGE REVENUES OVER THE FIRST QUARTER OF 2008.

Lake Oswego, OR – April 21, 2008 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $2.0 million or $.13 per diluted share for the first quarter of 2008, compared to first quarter 2007 earnings of $7.9 million or $.49 per diluted share.

	Three months ended March 31,
(Dollars in millions, except per share data)	2008	2007	% Change
Diluted Earnings Per Share	$0.13	$0.49	-73%
Return On Average Equity	3.8%	15.7%
Return On Average Equity, Tangible*	4.3%	17.1%
Total Period End Loans	$2,194	$2,021	9%
Total Period End Deposits	$2,062	$2,029	2%

*Return on Average Equity, Tangible is a non-GAAP measure that we define and calculate as net income excluding intangible asset amortization, net of tax, divided by average equity less average intangible assets. See financial tables for a reconciliation to the GAAP measure.

“The first quarter 2008 operating results were significantly impacted by current economic conditions in the residential real estate markets and are disappointing,” said Robert D. Sznewajs, President and

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

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Chief Executive Officer. “In this challenging environment, the entire Company is focused on managing its resources prudently, while remaining committed to our long-term strategic plan. Positively, many of our core businesses are performing very well in this difficult operating environment.”

Financial Results:

Total loan growth over the 12 months ended March 31, 2008 was $174 million or nearly 9%, with the majority of the growth in commercial loan and residential mortgage loan categories. Since year end 2007, the two-step loan balances declined $52 million or 20% while total two-step commitments fell $96 million or 28%. Average total deposits grew 4% or $71 million from the first quarter of 2007, with the majority of the increase in money market and certificate of deposit categories.

First quarter 2008 net interest income of $23.6 million declined $4.3 million or 15% from first quarter last year. A positive loan volume variance was more than offset by the $4.2 million in interest reversals associated with two-step loans moved to nonaccrual status. As a result, the first quarter net interest margin fell 70 basis points to 3.92% from 4.62% in the fourth quarter of 2007.

As shown in the following table, interest reversals in the most recent quarter and interest restitution expense in the fourth quarter 2007 each had a significant effect on the net interest margin. The following table reconciles the net interest margin for the periods shown to the net interest margin excluding those effects:

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

	West Coast Bancorp
	Net interest margin reconciliations[1]

	For the three months ended
(Unaudited)	March 31, 2008	December 31, 2007	Change
Net interest margin	3.92%	4.62%	-0.70%
Add: impact of two-step loan interest reversals	0.69%	0.08%	0.61%
Net interest margin excluding impact of loan interest reversals	4.61%	4.70%	-0.09%

	For the three months ended
	March 31, 2008	December 31, 2007	Change
Net interest margin	3.92%	4.62%	-0.70%
Add: impact of interest restitution	-	0.18%	-0.18%
Net interest margin excluding impact of interest restitution	3.92%	4.80%	-0.88%

1 Management uses this net interest margin data internally and has disclosed it to investors based on its belief it makes it easier to compare the Company's performance across the periods shown by highlighting the impact from material factors.

As shown above, excluding the effects of interest reversals on two-step loans in both the first quarter of 2008 and in the fourth quarter of 2007, the net interest margin would have been 4.61% and 4.70% in those quarters, respectively. Excluding the effects of the interest restitution expense incurred in the fourth quarter of 2007 that arose out of failure to comply with certain loan disclosure requirements, the net interest margin contracted 88 basis points in the current quarter. Interest reversals on two-step loans accounted for 61 basis points of this linked quarter decline. The lower value of non-interest bearing demand deposits and the lag in our reduction in funding costs relative to the decline in loan yields equally explains the remaining 27 basis points contraction in the net interest margin. The latter effects are largely due to the Federal Reserve’s decision to aggressively decrease the Federal Funds Rate during the first quarter.

First quarter non-interest income rose $2.2 million or 27% from the same quarter in 2007. Excluding a $.7 million gain from the VISA Initial Public Offering, total non-interest income expanded 19% with very solid growth across our fee income businesses. Compared to the same quarter in 2007, payment systems revenues increased $.5 million or 27% with excellent growth in card-related revenues. Total deposit service charge revenues also grew strongly, up 26% or $.8 million year-over-

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April 21, 2008

year first quarter primarily attributable to an 11% growth in both consumer and business transaction accounts, along with higher transaction volumes and lower earnings credit rates on business accounts over the same period. Gain on sales of loans declined 34% or $.4 million since the first quarter 2007 as a result of significantly lower residential mortgage market activity. We realized a $.6 million gain on sales of investment securities in the most recent quarter.

Compared to the first quarter of 2007, total non-interest expense increased $1.2 million or 6% to $22.2 million in the most recent quarter. Personnel expense declined slightly as lower performance-related pay more than offset annual merit increases, additional team members, and materially lower deferred construction loan origination costs. Enhanced system and product capabilities along with new and relocated branches over the past 12 months explain the majority of the equipment and occupancy expense increases from the same quarter in 2007. The 27% or $.2 million increase in year-over-year fourth-quarter payment system expense was largely due to significantly higher transaction volumes across our payment systems product offerings.

The Company recorded a first quarter 2008 total provision for credit losses of $8.7 million. Of that amount, the provision related to the two-step portfolio was a modest $.8 million in the quarter. The assumptions used in establishing the allowance for credit losses for the two-step portfolio at December 31, 2007, have generally proven sound based on current analysis but without significant data on sales of OREO property at this stage. The provision associated with all other loans was $7.9 million. During the first quarter, risk rating changes in our commercial residential construction and development portfolio and, to a lesser extent, in our commercial loan portfolio, resulted in increased provision expense. There is no immediate loss expected from these loans for which there was an adverse change in risk rating.

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April 21, 2008

Total net charge-offs in the first quarter were $21.2 million, of which $20.0 million related to the two-step portfolio. The charge-offs associated with the two-step portfolio in the first quarter were applied against the allowance for credit losses for the portfolio established at year end 2007, leaving approximately $11.8 million at March 31, 2008. The charge-offs and interest reversal amounts in the two-step portfolio during the first quarter reflect a modification in our loan policy regarding the timing of moving particular loans to nonaccrual status. The application of the modified loan policy caused us to recognize significant loan charge-offs and interest reversals associated with the loans put on nonaccrual status in the first quarter that otherwise would have been recognized in later periods. The first quarter 2008 annualized net charge-offs percentage for loans other than two-step was .21%, down from .28% in the first quarter of 2007.

At March 31, 2008, the total allowance for credit losses was $42.5 million, or 1.93% of total loans, including $11.8 million associated with the two-step loan portfolio and $30.7 million related to the remainder of the loan portfolio. The allowance for two-step credit losses in the two-step portfolio at March 31, 2008, was 7.9% of total two-step commitments associated with performing loans as compared to 8.9% at year-end 2007. The allowance for credit losses associated with loans other than two-step loans was 1.55% of such outstanding loan balances at March 31, 2008, up from 1.25% at December 31, 2007, reflecting the above-mentioned risk rating changes.

Total non-performing assets were $105 million or 4.0% of total assets at March 31, 2008, up from $30 million or 1.12%, respectively, as of December 31, 2007. The non-performing assets related to the two-step loan portfolio were $94 million or 3.60% of total assets, up from $24 million or .9% at year-end 2007. Of the $89 million in nonaccrual two-step loans at March 31, 2008, $14 million in balances were current on loan payments and $25 million were 30-89 days past due. At March 31, 2008, there were $10 million of non-performing loans outside the two-step portfolio or .39% of total assets, as

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

compared to $6 million or .22% at December 31, 2007. For more information on non-performing loans and assets, see tables 4 through 9.

The Company remains well capitalized. At March 31, 2008, the total capital ratio for West Coast Bank was approximately 10.55%, substantially unchanged from the 10.54% and 10.63% at December 31, 2007, and March 31, 2007, respectively.

Other:

The Company will hold a Webcast conference call Monday, April 21, 2008, at 11:00 a.m. Pacific Time, during which the Company will discuss first quarter 2008 results as well as management's expectations for the year.

To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “1st Quarter 2008 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 604-2074. Conference ID#: 39159253 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.6 billion in assets, and 64 offices in Oregon and Washington. The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank. For more information, visit the Company’s web site at www.wcb.com.

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2007, including under the heading "Forward Looking Statement Disclosure" and in Item 1A.

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

	West Coast Bancorp
	Consolidated Statements of Income (Loss)
(Unaudited)	Three months ended			Twelve months ended
(Dollars and shares in thousands, except per share data)	March 31,		December 31,	December 31,
	2008	2007	2007	2007	2006
Net interest income
Interest and fees on loans	$35,073	$39,911	$42,115	$169,180	$136,193
Interest on investment securities	3,098	3,742	3,178	13,446	13,737
Other interest income	141	119	235	564	868
Total interest income	38,312	43,772	45,528	183,190	150,798
Interest expense on deposit accounts	11,613	12,988	14,020	55,036	40,927
Interest on borrowings and subordinated debentures	3,122	2,900	3,233	13,434	8,999
Total interest expense	14,735	15,888	17,253	68,470	49,926
Net interest income	23,577	27,884	28,275	114,720	100,872

Provision for credit losses	8,725	2,800	29,956	38,956	2,733

Non-interest income
Service charges on deposit accounts	3,635	2,885	3,698	12,932	11,096
Payment systems related revenue	2,131	1,678	2,197	8,009	6,738
Trust and investment services revenues	1,585	1,492	1,587	6,390	5,480
Gains on sales of loans	860	1,304	443	3,364	2,962
Other	1,410	674	690	2,870	2,506
Gains (losses) on sales of securities	590	—	—	(67)	(686)
Total non-interest income	10,211	8,033	8,615	33,498	28,096
Non-interest expense
Salaries and employee benefits	12,355	12,513	11,418	49,787	47,240
Equipment	1,751	1,525	1,852	6,544	5,477
Occupancy	2,375	2,049	2,242	8,548	7,048
Payment systems related expense	843	665	810	3,143	2,378
Professional fees	800	421	621	2,072	2,484
Postage, printing and office supplies	966	875	1,079	3,896	3,558
Marketing	795	1,123	1,233	4,524	4,967
Communications	402	434	421	1,624	1,370
Other non-interest expense	1,934	1,432	484	5,161	7,143
Total non-interest expense	22,221	21,037	20,160	85,299	81,665
Income (loss) before income taxes	2,842	12,080	(13,226)	23,963	44,570
Provision (benefit) for income taxes	842	4,216	(5,739)	7,121	15,310
Net income (loss)	$2,000	$7,864	$(7,487)	$16,842	$29,260

Basic earnings (loss) per share	$0.13	$0.51	$(0.48)	$1.09	$1.95
Diluted earnings (loss) per share	$0.13	$0.49	$(0.48)	$1.05	$1.86

Weighted average common shares	15,445	15,482	15,445	15,507	15,038
Weighted average diluted shares	15,589	16,127	15,445	16,045	15,730

Tax equivalent net interest income	$24,027	$28,283	$28,732	$116,361	$102,432

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

	West Coast Bancorp
	Consolidated Balance Sheets

	March 31,	March 31,	December 31,
(Dollars and shares in thousands, unaudited)	2008	2007	2007
Assets:
Cash and cash equivalents	$88,205	$89,578	$113,802
Investments	242,163	288,005	269,425
Total loans	2,194,311	2,020,788	2,172,669
Allowance for loan losses	(39,602)	(24,464)	(46,917)
Loans, net	2,154,709	1,996,324	2,125,752
Goodwill and other intangibles	14,372	14,881	14,491
Other assets	121,203	97,176	123,144
Total assets	$2,620,652	$2,485,964	$2,646,614

Liabilities and Stockholders’ Equity:
Demand	$472,116	$471,767	$501,506
Savings and interest-bearing demand	366,267	369,350	364,971
Money market	652,559	640,530	678,090
Time deposits	570,905	547,719	550,265
Total deposits	2,061,847	2,029,366	2,094,832
Borrowings and subordinated debentures	306,052	211,500	301,100
Reserve for unfunded commitments	2,852	—	7,986
Other liabilities	42,206	37,037	34,455
Total liabilities	2,412,957	2,277,903	2,438,373
Stockholders’ equity	207,695	208,061	208,241
Total liabilities and stockholders’ equity	$2,620,652	$2,485,964	$2,646,614

Common shares outstanding period end	15,580	15,630	15,593
Book value per common share	$13.33	$13.31	$13.35
Tangible book value per common share	$12.41	$12.36	$12.43

	West Coast Bancorp
	Period End Loan Portfolio By Category
	March 31,	March 31,	Change		December 31,
(Dollars in thousands, unaudited)	2008	2007	Amount	%	2007	%
Commercial loans	$529,519	$482,730	$46,789	10%	$504,101	5%
Real estate construction loans [1]	464,028	440,391	23,637	5%	517,988	-10%
Real estate mortgage loans	356,185	282,827	73,358	26%	330,803	8%
Commercial real estate loans	819,586	788,964	30,622	4%	796,622	3%
Installment and other consumer loans	24,993	25,876	(883)	-3%	23,155	8%
Total loans	$2,194,311	$2,020,788	$173,523	9%	$2,172,669	1%

[1] Two-step residential construction loan
balances	211,406	216,371	(4,965)	-2%	262,952	-20%
Total loans other than two-step loans	1,982,905	1,804,417	178,488	10%	1,909,717	4%
Total loans	$2,194,311	$2,020,788	$173,523	9%	$2,172,669	1%

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

The following table reconciles return on average equity to return on average equity tangible.

Table 1	West Coast Bancorp
	Return on average equity tangible reconciliation[1]
	For the three months ended March 31,		For the twelve months ended Dec. 31,
(Dollars in thousands, unaudited)	2008	2007	2007	2006
Net income	$2,000	$7,864	$16,842	$29,260
Add: intangible asset amortization, net of tax*	77	98	351	283
Net income, tangible	$2,077	$7,962	$17,193	$29,543

Average shareholders’ equity	$211,206	$203,391	$212,349	$177,648
Less: average intangibles	(14,430)	(14,955)	(14,740)	(8,039)
Average shareholders’ equity, tangible	$196,776	$188,436	$197,609	$169,609
*Federal income tax provision applied at 35%.

Return on average equity	3.8%	15.7%	7.9%	16.5%
Return on average equity, tangible	4.3%	17.1%	8.7%	17.4%

1 Management uses return on equity, tangible internally and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company's performance to other financial institutions that do not have merger-related intangible assets and is commonly used in the industry. Ratios have been annualized where appropriate.

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

The following table reconciles non-interest income to non-interest income excluding the impact of the VISA IPO gain in the first quarter of 2008.

Table 2	West Coast Bancorp
	Non-interest income reconciliation[1]

	For the three months ended
	March 31, 2008	March 31, 2007	Change	% Change
Non-interest income	$10,211	$8,033	$2,178	27%
Exclude: impact of VISA IPO gain	680	—	680
Non-interest income excluding the VISA IPO gain	$9,531	$8,033	$1,498	19%

1 Management uses this non-interest income reconciliation internally and has disclosed it to investors based on its belief it makes it easier to compare the Company's performance to prior periods given the impact of certain unusual transactions.

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Table 3	West Coast Bancorp
	Financial Information
	First	First	Fourth
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2008	2007	2007	2007	2006
PERFORMANCE RATIOS
- Return on average assets	0.31%	1.31%	(1.14%)	0.66%	1.33%
- Return on average common equity	3.81%	15.68%	(13.51%)	7.93%	16.47%
- Return on average tangible equity	4.25%	17.13%	(14.31%)	8.69%	17.42%
- Non-interest income to average assets	1.58%	1.33%	1.31%	1.32%	1.28%
- Non-interest expense to average assets	3.44%	3.49%	3.06%	3.36%	3.72%
- Efficiency ratio, tax equivalent	66.0%	57.9%	54.0%	56.9%	62.2%

NET INTEREST MARGIN
- Yield on interest-earning assets	6.33%	7.79%	7.39%	7.72%	7.37%
- Rate on interest-bearing liabilities	3.14%	3.68%	3.66%	3.76%	3.27%
- Net interest spread	3.19%	4.11%	3.73%	3.96%	4.10%
- Net interest margin	3.92%	4.99%	4.62%	4.86%	4.96%

AVERAGE ASSETS
- Investment securities	$265,304	$312,780	$273,328	$284,582	$298,758

- Commercial loans	508,566	467,578	504,330	497,975	418,955
- Real estate construction loans	501,459	399,119	525,110	477,055	274,856
- Real estate mortgage loans	342,315	282,628	314,497	296,859	265,217
- Commercial real estate loans	800,350	799,576	804,585	798,383	759,023
- Installment and other consumer loans	24,245	25,772	23,320	24,705	27,726
- Total loans	2,176,935	1,974,673	2,171,842	2,094,977	1,745,777

- Total interest earning assets	2,464,280	2,300,764	2,468,863	2,394,958	2,066,217
- Other assets	132,456	142,069	140,963	142,760	127,412
- Total assets	$2,596,736	$2,442,833	$2,609,826	$2,537,718	$2,193,629

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$464,088	$463,226	$492,636	$479,310	$466,282
- Savings and Interest bearing demand	358,986	349,050	367,359	351,521	339,082
- Money market	662,508	642,858	676,908	665,037	558,735
- Time deposits	579,157	538,304	573,967	554,263	457,077
- Total deposits	2,064,739	1,993,438	2,110,870	2,050,131	1,821,176

- Borrowings and subordinated debentures	285,138	220,534	251,868	250,481	170,790

- Total interest bearing liabilities	1,885,789	1,750,746	1,870,103	1,821,299	1,525,683
- Other liabilities	499,741	488,696	519,833	504,070	490,298
- Total liabilities	2,385,530	2,239,442	2,389,936	2,325,369	2,015,981
- Average common equity	211,206	203,391	219,890	212,349	177,648
- Total average liabilities and common equity	$2,596,736	$2,442,833	$2,609,826	$2,537,718	$2,193,629

AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders’ equity to average assets	8.13%	8.33%	8.43%	8.37%	8.10%
- Average int. earning assets to int. bearing liabilities	130.7%	131.4%	137.4%	131.5%	135.4%
- Average loans to average assets	83.8%	80.8%	83.2%	82.6%	79.6%
- Interest bearing deposits to assets	59.0%	62.6%	59.2%	59.0%	61.8

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

The following table presents information with respect to the change in the Company’s total allowance for credit losses.

Table 4	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007	2007
Allowance for credit losses, beginning of period	$54,903	$23,017	$28,506
Provision for credit losses	8,725	2,800	29,956
Charge-offs	21,393	1,520	3,636
Recoveries	219	167	77
Net charge-offs	21,174	1,353	3,559

Total allowance for credit losses	$42,454	$24,464	$54,903

Components of allowance for credit losses
Allowance for loan losses	$39,602	$24,464	$46,917
Reserve for unfunded commitments	2,852	—	7,986
Total allowance for credit losses	$42,454	$24,464	$54,903

Net loan charge-offs to average loans (annualized)	3.91%	0.28%	0.65%
Allowance for loan losses to total loans	1.80%	1.21%	2.16%
Allowance for credit losses to total loans	1.93%	1.21%	2.53%
Allowance for loan losses to nonperforming loans	40%	644%	178%
Allowance for loan losses to nonperforming assets	38%	644%	158%

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2007	2006
Allowance for credit losses, beginning of period	$23,017	$20,469
Provision for credit losses	38,956	2,733
Charge-offs	7,713	1,921
Recoveries	643	849
Net Charge-offs	7,070	1,072

Allowance for loan losses, from acquisition	—	887

Total allowance for loan losses	$54,903	$23,017

Components of allowance for credit losses
Allowance for loan losses	$46,917	$23,017
Reserve for unfunded commitments	7,986	—
Total allowance for credit losses	$54,903	$23,017

Net loan charge-offs to average loans	0.34%	0.06

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

The following table presents information about the Company’s total nonperforming assets and delinquent loans.

Table 5	West Coast Bancorp
	Total Loan Portfolio
	Non-performing Assets and Delinquencies
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007	2007
Non-accruing loans	$99,038	$3,800	$26,427
90 day past and accruing interest	—	—	—
Total non-performing loans	99,038	3,800	26,427

Other real estate owned	5,688	—	3,255
Total non-performing assets	$104,726	$3,800	$29,682

Delinquent loans 30-89 days past due, not in nonaccrual status	$27,095	$8,707	$44,484

Non-performing loans to total loans	4.51%	0.19%	1.22%
Non-performing assets to total assets	4.00%	0.15%	1.12%
Delinquent loans to total loans	1.23%	0.43%	2.05%

The following table presents information about the Company’s activity in other real estate owned.

Table 6	West Coast Bancorp
	Other real estate owned (“OREO”) activity
	Three months ended	Three months ended	Three months ended
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007	2007
Beginning balance	$3,255	$—	$1,183
Additions to other real estate owned including capitalized costs	2,707	340	2,412
Disposition of other real estate owned	(274)	(340)	(340)
Ending other real estate owned balance	$5,688	$—	$3,255

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses in the two-step residential construction loan portfolio.

Table 7	West Coast Bancorp
	Two-Step Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs Two-Step Portfolio
	Quarter ended	Quarter ended	Quarter ended
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007	2007
Allowance for credit losses, beginning of period	$31,065	$2,618	$5,196
Provision for credit losses	780	624	27,736
Charge-offs	20,099	—	1,867
Recoveries	66	—	—
Net charge-offs	20,033	—	1,867

Total allowance for credit losses	$11,812	$3,242	$31,065

Components of allowance for credit losses
Allowance for loan losses	$9,991	$3,242	$23,917
Reserve for unfunded commitments	1,821	—	7,148
Total allowance for credit losses	$11,812	$3,242	$31,065

Net loan charge-offs to average total loans (annualized)	3.70%	0.00%	0.34%
Allowance for two-step loan losses to nonperforming two-step loans	11%	405%	116%
Allowance for two-step credit losses to total two-step loans	5.59%	1.50%	11.81%
Allowance for two-step loan losses to total two-step loans	4.73%	1.50%	9.10%
Allowance for two-step loan losses to nonperforming two-step assets	11%	405%	100%

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2007	2006
Allowance for credit losses, beginning of period	$2,618	$1,166
Provision for credit losses	30,980	1,452
Charge-offs	2,540	—
Recoveries	7	—
Net Charge-offs	2,533	—

Total allowance for credit losses	$31,065	$2,618

Components of allowance for credit losses
Allowance for loan losses	$23,917	$2,618
Reserve for unfunded commitments	7,148	—
Total allowance for credit losses	$31,065	$2,618

Net loan charge-offs to average loans	0.12%	0.00%

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

The following table presents information about the Company’s nonperforming assets and delinquencies in the two-step residential construction loan portfolio.

Table 8	West Coast Bancorp
	Two-Step Residential Construction Loans
	Nonperforming Assets and Delinquencies
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007	2007
Nonaccrual two-step loans	$88,784	$800	$20,545
90 day past due and accruing interest	—	—	—
Total nonperforming two-step loans	88,784	800	20,545

Other real estate owned two-step	5,688	—	3,255
Total nonperforming two-step assets	$94,472	$800	$23,800

Delinquent two-step loans 30-89 days past due, not in nonaccrual status	$14,269	$4,017	$36,778

Nonperforming two-step loans to total two-step loans	42.00%	0.37%	7.81%
Nonperforming two-step assets to total assets	3.60%	0.03%	0.90%
Delinquent two-step loans to total two-step loans	6.75%	1.86%	13.99%

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses for the loans other than two-step residential construction loans.

Table 9	West Coast Bancorp
	Loans Other than Two-Step Loans
	Allowance For Credit Losses and Net Charge-offs loans other than two-step loans
	Quarter ended	Quarter ended	Quarter ended
	March 31,	March 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007	2007
Allowance for credit losses, beginning of period	$23,838	$20,399	$23,310
Provision for credit losses	7,945	2,176	2,220
Charge-offs	1,294	1,520	1,769
Recoveries	153	167	77
Net charge-offs	1,141	1,353	1,692

Total allowance for credit losses	$30,642	$21,222	$23,838

Components of allowance for credit losses
Allowance for loan losses	$29,611	$21,222	$23,000
Reserve for unfunded commitments	1,031	—	838
Total allowance for credit losses	$30,642	$21,222	$23,838

Net loan charge-offs to average total loans (annualized)	0.21%	0.28%	0.31%
Allowance for non two-step loan losses to total non two-step loans	1.49%	1.18%	1.20%
Allowance for non two-step credit losses to total non two-step loans	1.55%	1.18%	1.25%
Allowance for non two-step loan losses to non-performing non two-step loans	289%	707%	391%
Allowance for non two-step loan losses to non-performing non two-step assets	289%	707%	391%

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2007	2006
Allowance for credit losses, beginning of period	$20,399	$19,303
Provision for credit losses	7,976	1,281
Charge-offs	5,173	1,921
Recoveries	636	849
Net Charge-offs	4,537	1,072

Allowance for loan losses, from acquisition	—	887

Total allowance for credit losses	$23,838	$20,399

Components of allowance for credit losses
Allowance for loan losses	$23,000	$20,399
Reserve for unfunded commitments	838	—
Total allowance for credit losses	$23,838	$20,399

Net loan charge-offs to average loans	0.22%	0.06

WEST COAST BANCORP REPORTS FIRST QUARTER 2008 EARNINGS

April 21, 2008

The following table presents information about the Company’s nonperforming assets and delinquencies in the loan portfolio excluding two-step residential construction loans.

Table 10	West Coast Bancorp
	Loans Other than Two-Step Loans
	Nonperforming Assets and Delinquencies
	March 31	March 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007	2007
Nonaccruing non two-step loans	$10,254	$3,000	$5,882
90 day past and accruing interest	—	—	—
Total nonperforming non-step loans	10,254	3,000	5,882

Other real estate owned non two-step	—	—	—
Total nonperforming non two-step assets	$10,254	$3,000	$5,882

Delinquent non two-step loans 30-89 days past due, not in nonaccrual status	$12,826	$4,690	$7,706

Nonperforming non two-step loans to total non two-step loans	0.52%	0.17%	0.31%
Nonperforming non two-step assets to total assets	0.39%	0.12%	0.22%
Delinquent non two-step loans to total non two-step loans	0.65%	0.26%	0.40%